Exhibit 99.4

Robert C. Moest, Of Counsel, SBN 62166

THE BROWN LAW FIRM, P.C.

2530 Wilshire Boulevard, Second Floor

Santa Monica, CA 90403

Telephone: (310) 915-6628

Facsimile: (310) 915-9897

Email: RMoest@aol.com

Lead Counsel for Plaintiffs

[Additional Counsel on Signature Page]

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE MAISON SOLUTIONS INC. DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	Case No. 2:24-cv-02897-SPG-KS STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated February 27, 2026 (“Stipulation”) is made and entered into by the following parties, each by and through their respective counsel: (1) plaintiffs in the above-captioned consolidated stockholder derivative action (the “Action”) pending in the United States District Court for the Central District of California (the “Court”), Shah Azad (“Azad”) and Arnab Baral (“Baral”) (the “Plaintiffs”); (2) individual defendants John Xu, Tao Han, Alexandria M. Lopez, Bin Wang, Mark Willis, and Xiaoxia Zhang (collectively, the “Individual Defendants”); and (3) nominal defendant Maison Solutions Inc. (“Maison” or the “Company,” and together with the Individual Defendants, “Defendants”) (the “Parties” refers collectively to Plaintiffs and Defendants).

This Stipulation, subject to the approval of the Court, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein) upon the terms and subject to the conditions set forth herein.

I. FACTUAL AND PROCEDURAL BACKGROUND

Plaintiffs allege, inter alia, that between October 5, 2023 and December 15, 2023, at least, the Individual Defendants participated in and/or caused Maison to participate in an ongoing immigration fraud scheme and made and/or caused Maison to make false and misleading statements in Maison’s initial public offering (“IPO”)-related U.S. Securities and Exchange Commission (“SEC”) filings regarding this misconduct, related-party transactions, and pending lawsuits involving the Company.

A. The Action

On April 9, 2024, plaintiff Azad filed a Verified Shareholder Derivative Complaint on behalf of Maison in the Court against the Individual Defendants alleging causes of action for breaches of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and for contribution under Section 11(f) of the Securities Act of 1933 (the “Securities Act”) and Section 21D of the Securities Exchange Act of 1934 (the “Exchange Act”), originally captioned Azad v. Xu, et al., Case No. 2:24-cv-02897-SPG-KS (the “Azad Action”). (ECF No. 1).

On April 12, 2024, plaintiff Baral filed a Verified Shareholder Derivative Complaint on behalf of Maison in the Court against the Individual Defendants alleging causes of action for breaches of fiduciary duties and for contribution under Section 11(f) of the Securities Act and Section 21D of the Exchange Act, originally captioned Baral v. Xu, et al., 2:24-CV-03018-SPG-KS (the “Baral Action,” and together with the Azad Action, the “Related Derivative Actions”). (Baral Action, ECF No. 1).

On May 17, 2024, the Parties filed a stipulation to consolidate the Azad and Baral Actions and appoint The Brown Law Firm, P.C. as lead counsel for plaintiffs in the consolidated action, which the Court so-ordered on June 17, 2024, thus forming the above-captioned Action. (ECF Nos. 19, 23).

On July 17, 2024, the Parties filed a stipulation to stay the Action pending a ruling on defendants’ motion to dismiss in the Securities Class Action,1 which the Court so-ordered on July 19, 2024 (the “Stay Order”). (ECF Nos. 27, 28). The Stay Order provided, inter alia, that “[t]he Parties shall file joint status reports apprising the Court of the status of the litigation every 30 days[,]” and the Parties thereafter filed status reports in accordance with the Stay Order. (ECF Nos. 38-48).

On October 29, 2025, the Parties jointly requested that the Court maintain a stay of the Action “while the Parties schedule a mediation to attempt to resolve the [] Action[,]” which the Court so-ordered on October 30, 2025. (ECF Nos. 49, 50).

On January 30, 2026, the Parties filed a status report, notifying the Court that the Parties had participated in the mediation on January 29, 2026 and had reached a settlement, but had not reached an agreement on attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel (defined herein) by Defendants’ insurer(s). (ECF No. 56). The status report also requested that the Action remain stayed to permit the Parties time to reach an agreement on attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel and proposed that the Parties would submit a stipulation of settlement on or before February 27, 2026 regardless of whether the Parties reach an agreement on the attorneys’ fees and expenses by then. (Id.). On February 5, 2026, the Court entered an order approving the requests made in the status report. (ECF No. 61).

B. Settlement Negotiations

Between October 2025 and January 2026, Plaintiffs engaged in numerous conversations with Defendants about potential settlement discussions or mediation. On January 9, 2026, the Parties agreed to attend a mediation (the “Mediation”) before nationally reputed mediator, Jed Melnick of JAMS ADR (the “Mediator”) in New York, New York on January 29, 2026.

On January 12, 2026, in anticipation of the Mediation, Plaintiffs sent a settlement demand letter to Defendants that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms to be implemented by Maison that were designed to address what Plaintiffs allege were the governance deficiencies that resulted in the wrongdoing alleged in the Action.

On January 23, 2026, Defendants sent Plaintiffs a settlement counter-proposal. Plaintiffs responded on January 26, 2026 with their counter-proposal, to which Defendants made another counter-proposal on January 27, 2026.

At the Mediation on January 29, 2026, the Parties reached an agreement in principle on the material terms of a settlement of the Action, including the agreed-to governance reforms (“Reforms”), subject to Court approval.

Following the Parties’ agreement in principle on the material terms of the settlement, the Parties separately negotiated, with substantial assistance from the Mediator, the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in consideration of the substantial benefits achieved for the Company through their efforts. On February 24, 2026, the Parties accepted the Mediator’s proposal for the Defendants’ insurers to pay $400,000.00 in attorneys’ fees and expenses to Plaintiffs’ Counsel, subject to Court approval.

[1]	On January 4, 2024, plaintiffs Rick Green and Evgenia Nikitina filed a securities class action in the Court against the Company and several of the Individual Defendants, among others, for violations of Sections 11 and 15 of the Securities Act and Sections 10(b) and 20(a) of the Exchange Act, alleging the same false and misleading statements that are alleged in the Action, captioned Rick Green et al v. Maison Solutions Inc. et al, Case No. 2:24-cv-00063-SPG-KS (the “Securities Class Action”).

II. PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the derivative claims in the Action have merit, and Plaintiffs’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation, and the possible defenses to the claims alleged in the Action.

Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Maison press releases, public statements, and filings with the SEC; (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings and orders in the Securities Class Action; (iv) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing the complaints in the Action; (vi) researching and evaluating factual and legal issues relevant to the claims; (vii) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts, and perceived strengths and weaknesses of the Action, and other issues in an effort to facilitate negotiations; (viii) researching the Company’s corporate governance structure in connection with settlement efforts; (ix) preparing a comprehensive written settlement demand and modified demands over the course of the Parties’ settlement negotiations; (x) preparing a mediation statement and participating in the in-person Mediation; and (xi) negotiating and drafting this Stipulation and the exhibits thereto.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Maison and Maison’s stockholders. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Maison and its stockholders and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants deny that they have committed or engaged in any wrongdoing or violation of law whatsoever. Defendants further deny each and all of the claims and contentions alleged by Plaintiffs in the Action. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action.

Nonetheless, Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex derivative actions. Defendants have therefore determined that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Defendants believe that it is in the best interests of Maison for the Action to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Parties herein, in consideration of the benefits flowing to the Parties from the Settlement, and subject to the approval of the Court, that the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice and with full preclusive effect as to all Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1. DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Action” means the above-captioned consolidated stockholder derivative action pending in the United States District Court for the Central District of California.

1.2 “Board” means the Board of Directors of Maison.

1.3 “Court” means the United States District Court for the Central District of California.

1.4 “Current Maison Stockholders” means any Person or Persons who are record or beneficial owners of Maison stock as of the date of this Stipulation and who continue to own Maison stock through the date of the Settlement Hearing (defined herein), excluding the Individual Defendants, the officers and directors of Maison, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.

1.5 “Defendants” means the Individual Defendants and nominal defendant, Maison.

1.6 “Defendants’ Counsel” means King & Spalding LLP and Akerman LLP.

1.7 “Defendants’ Released Claims” means any and all manners of claims or causes of action (including known and Unknown Claims), whether based on federal, state, local, statutory or common law, in equity, or on any other law, rule, regulation, ordinance, contract, or the law of any foreign jurisdiction, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, asserted or unasserted, matured or unmatured, arising out of the commencement, litigation, or settlement of the Action. “Defendants’ Released Claims” shall not include any claims to enforce the Stipulation, Judgment, or any other document memorializing the Settlement, and shall not include claims, if any, that any party may have against its insurer(s) with respect to any payment obligations under the Settlement.

1.8 “Defendants’ Released Persons” means Plaintiffs, Plaintiffs’ Counsel, any other plaintiffs in the Action, and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Plaintiff or any counsel for any Plaintiff, and each of their respective predecessors, successors, and assigns, Maison, and Current Maison stockholders (solely in their capacity as Maison stockholders).

1.9 “Effective Date” means the date by which all of the conditions specified in section IV, paragraph 6.1 have been met.

1.10 “Final” means the expiration of all time to seek appeal or other review of the Judgment (defined herein), or if any appeal or other review of such Judgment is filed and not dismissed, after such Judgment is upheld on appeal in all material respects and is no longer subject to appeal, reargument, or review by writ of certiorari or otherwise.

1.11 “Individual Defendants” means John Xu, Tao Han, Alexandria M. Lopez, Bin Wang, Mark Willis, and Xiaoxia Zhang.

1.12 “Judgment” means the Order and Final Judgment entered by the Court that dismisses the Action pursuant to the Settlement, substantially in the form of Exhibit E attached hereto.

1.13 “Maison” means Maison Solutions Inc.

1.14 “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form of Exhibit C attached hereto.

1.15 “Parties” means Plaintiffs, Individual Defendants, and Maison.

1.16 “Person” means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

1.17 “Plaintiffs” means Shah Azad and Arnab Baral.

1.18 “Plaintiffs’ Counsel” means The Brown Law Firm, P.C. and Bronstein, Gewirtz & Grossman, LLC.

1.19 “Plaintiffs Releasing Parties” means Plaintiffs, for themselves and derivatively on behalf of Maison, Current Maison Stockholders, derivatively on behalf of Maison, and Maison, and any other plaintiffs in the Action, and their respective agents, spouses, heirs, executors, administrators, personal representatives, predecessors, successors, transferors, transferees, representatives, and assigns, in their capacities as such, and any Person or entity that could derivatively assert any of the Released Claims on their behalf.

1.20 “Preliminary Approval Order” means the [Proposed] Preliminary Approval Order entered by the Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Current Maison Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.

1.21 “Reforms” means the corporate governance reforms set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation.

1.22 “Released Claims” means all claims or causes of action of every nature and description (including known and Unknown Claims), including, but not limited to, debts, demands, rights, interests, actions, suits, causes of action, cross-claims, counter-claims, charges, judgments, obligations, setoffs, or liabilities for any obligations of any kind whatsoever (however denominated), for fees, costs, penalties, damages whenever incurred, and liabilities of any nature whatsoever (including, without limitation, direct or indirect claims or demands for rescission, damages, interest, attorneys’ fees, and any other costs, expenses, or liabilities whatsoever, including joint and several), whether based on federal, state, local, statutory or common law, in equity, or on any other law, rule, regulation, ordinance, contract, or the law of any foreign jurisdiction, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, asserted or unasserted, matured or unmatured, arising from any act or omission alleged or claims asserted in the Action or that could have been alleged or asserted on behalf of Maison derivatively, including those that were threatened, asserted, or could have been asserted by any of Maison’s stockholders derivatively, or that Maison could have asserted directly, in any court, tribunal, forum or proceeding, against any of the Defendants or the Released Persons, or that Plaintiffs could have asserted derivatively in any forum that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions set forth, or referred to, in the Action. “Released Claims” shall not include any claims to enforce the Stipulation, Judgment, or any other document memorializing the Settlement.

1.23 “Released Persons” means Defendants and Defendants’ Counsel and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Defendant or any counsel for any Defendant, and each of their respective predecessors, successors, and assigns; any trust of which any Individual Defendant is the settlor or which is for the benefit of any Individual Defendant and/or his or her immediate family members; and any entity in which a Defendant has a controlling interest; all in their capacities as such.

1.24 “Settlement” means the settlement and compromise of the Action as provided for in this Stipulation.

1.25 “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.

1.26 “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form of Exhibit D attached hereto.

1.27 “Unknown Claims” means any Released Claim(s) and any Defendants’ Released Claims that any of the Plaintiffs Releasing Parties and of the Released Persons, or any other person or entity legally entitled to bring the Released Claims on behalf of Plaintiffs’ Releasing Parties in such capacity only, does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons or release of Defendants’ Released Persons or might have affected his, her, or its decision whether to object to this Settlement. With respect to any and all Released Claims and Defendants’ Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Plaintiffs Releasing Parties and the Released Persons shall expressly waive and relinquish, and each Current Maison Stockholder shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Plaintiffs Releasing Parties and Released Persons acknowledge that they and Current Maison Stockholders may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims and Defendants’ Released Claims, but it is the intention of the Parties that the Plaintiffs Releasing Parties, Released Persons, and all Current Maison Stockholders shall be deemed to and by operation of the Judgment shall completely, fully, finally, and forever compromise, settle, release, relinquish, resolve, waive, discharge, and extinguish any and all Released Claims and Defendants’ Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

2. TERMS OF THE SETTLEMENT

2.1 Within thirty (30) days of issuance of a final order approving the settlement of the Action by the Court, the Board shall adopt resolutions and amend Board committee charters and/or Maison’s Bylaws to ensure the adoption, implementation, and maintenance of the Reforms, which are set forth in Exhibit A attached hereto, and which shall remain in effect for no less than five (5) years from the date of implementation.

2.2 Maison acknowledges and agrees that the filing, pendency, and settlement of the Action was the cause of the Company’s decision to adopt, implement, and maintain the Reforms. Maison also acknowledges and agrees that the Reforms confer substantial benefits to Maison and Maison’s stockholders.

3. APPROVAL AND NOTICE

3.1 As soon as practicable, Plaintiffs shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Maison Stockholders; and (iii) a date for the Settlement Hearing.

3.2 Within ten (10) business days after the entry of the Preliminary Approval Order, Maison shall: (i) post the copy of the Notice and the Stipulation (and exhibits thereto) on the Investor Relations page of Maison’s website and maintain the documents there through the date of the Settlement Hearing; (ii) issue a press release with the Summary Notice on GlobeNewswire with a link to the Company’s Investor Relations webpage where the Notice and Stipulation (and exhibits thereto) will be available; and (iii) file with the SEC the Notice and Stipulation (and exhibits thereto) as exhibits to a Form 8-K. The Notice and Summary Notice shall contain a link to the Company’s Investor Relations webpage where the Notice and Stipulation (and exhibits thereto) will be available. Maison shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as otherwise required by the Court, except that Defendants’ obligations to assume the costs of notice of the Settlement shall not exceed $15,000.00. The Parties believe the form and manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Maison stockholders pursuant to applicable law and due process.

3.3 Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Maison stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any derivative action asserting any Released Claims against any of the Released Persons. The Parties request that the current proceedings in the Action, including any deadlines or filing requirements, except to consummate the Settlement, be suspended.

4. ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES

4.1 In consideration of the substantial benefits conferred upon Maison as a direct result of the Reforms and Plaintiffs’ and Plaintiffs’ Counsel’s efforts in connection with the Action, and subject to Court approval, Maison’s insurer(s) shall pay to Plaintiffs’ Counsel, collectively, their attorneys’ fees and costs in the amount of four hundred thousand dollars ($400,000.00) (the “Fee and Expense Amount”).

4.2 Maison’s insurer(s), on behalf of and for the benefit of all Defendants, shall pay the Fee and Expense Amount by wire transfer to The Brown Law Firm, P.C.’s escrow account (the “Escrow Account”) within twenty (20) days of the later of: (i) the date of entry of the Preliminary Approval Order, (ii) the date on which Plaintiffs’ Counsel provides Defendants’ Counsel a form W-9, wire instructions, and name, title, and contact information for a contact at Plaintiffs’ Counsel to confirm verbally the wire instructions, or (iii) the date that the settlement amount to be paid in the Securities Class Action is deposited into an escrow account established for the settlement of the Securities Class Action. The Fee and Expense Amount, to the extent approved by the Court, shall be released from the Escrow Account once the Court enters the Judgment and an order approving the Fee and Expense Amount, notwithstanding any potential appeals, to Plaintiffs’ Counsel. Plaintiffs’ Counsel shall make no request to the Court for (and hereby release any right they have otherwise have to seek) attorneys’ fees and/or costs beyond the Fee and Expense Amount.

4.3 In the event that the Fee and Expense Amount is reduced, reversed, modified or not approved in the full amount requested, if the Settlement is terminated or is not approved by the Court, or if there is an appeal and any order approving the Settlement does not become Final, Plaintiffs’ Counsel shall refund the advanced amount consistent with such reversal or modification within ten (10) business days after entry of such order. Notwithstanding the foregoing, any reduction, reversal, modification or non-approval of the Fee and Expense Amount shall not in any way delay or preclude the Judgment from becoming Final.

4.4 Plaintiffs’ Counsel may apply to the Court for service awards for the two Plaintiffs in the amount of three thousand dollars ($3,000.00) each (“Service Awards”) to be paid solely from, and out of, the Fee and Expense Amount. Defendants agree not to oppose any application to the Court for the Service Awards.

5. RELEASES

5.1 Upon the Effective Date, the Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, compromised, settled, resolved, relinquished, waived and discharged the Released Claims against the Released Persons, individually on behalf of themselves, and derivatively on behalf of Maison, and on behalf of their respective agents, spouses, heirs, executors, administrators, personal representatives, predecessors, successors, transferors, transferees, representatives, and assigns, in their capacities as such. Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Persons with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

5.2 Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, compromised, settled, resolved, relinquished, waived and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment and any claims any party may have against its insurer(s), if any, with respect to any payment obligations under the Settlement.

6. CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a. Court approval of the content of the Notice and Summary Notice and method of providing notice of the Settlement;

b. Dissemination of the notice of the Settlement pursuant to the Preliminary Approval Order;

c. Court entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement and dismissing the Action with prejudice;

d. Payment of the Fee and Expense Amount to the Escrow Account by Defendants’ insurer(s) in accord with section IV, paragraphs 4.2-3; and

e. the passing of the date upon which the Judgment becomes Final.

6.2 If any of the conditions specified above in section IV, paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to section IV, paragraph 6.3, unless counsel for the Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Parties shall be restored to their respective positions in the Action as of the date of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within ten (10) business days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action, or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose.

7. MISCELLANEOUS PROVISIONS

7.1 The Parties: (i) acknowledge that it is their intent to consummate the Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Settlement and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of the Settlement.

7.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3 The Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action and any and all claims released herein.

7.4 Nothing in this Stipulation, or any other settlement-related documents or communications, constitutes an admission that any claim which was brought or could have been brought in the Action has or lacks any merit whatsoever, or that Defendants have committed or engaged in any violation of law or wrongdoing whatsoever.

7.5 Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

7.6 Defendants may file this Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.7 This Settlement may not be terminated, modified, or amended, except by an agreement in writing signed by the Parties or their respective counsel.

7.8 This Stipulation shall be construed as if the Parties collectively prepared it, and any uncertainty or ambiguity shall not be interpreted against any of the Parties.

7.9 This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and shall be governed by, and interpreted in accordance with, the laws of the State of California, without regard to conflict of laws principles.

7.10 This Stipulation and the exhibits attached hereto contain the entire understanding of the Parties concerning the subject matter hereof and supersede any and all prior agreements, discussions, or negotiations of the Parties, whether oral or in writing.

7.11 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.12 This Settlement may be executed in any number of counterparts with the same effect as if all Parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument. A facsimile or electronic (e.g., PDF format) copy of this Settlement as executed shall be deemed an original.

7.13 The Parties agree that each party and their counsel have complied fully with the applicable requirements of good faith litigation and that no action, allegation, position taken, or filing was undertaken or made in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure.

7.14 No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.15 In the event any proceedings by or on behalf of Maison, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Maison, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

7.16 Any planned, proposed, or actual sale, merger, or change-in-control of Maison shall not void this Stipulation. The Stipulation shall run to the Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Maison, the Parties shall continue to seek court approval of the Settlement expeditiously, including without limitation the terms reflected in this Stipulation and the Fee and Expense Amount.

7.17 The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment, and the Parties and their undersigned counsel submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment.

IN WITNESS WHEREOF, the Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated February 27, 2026.

THE BROWN LAW FIRM, P.C.	KING & SPALDING LLP

/s/ Timothy Brown	/s/ Jenny Pelaez

Timothy Brown

767 Third Avenue, Suite 2501

New York, NY 10017
Telephone: (516) 922-5427

Email: tbrown@thebrownlawfirm.net

Lead Counsel for Plaintiffs

BRONSTEIN, GEWIRTZ & GROSSMAN, LLC

Peretz Bronstein

60 East 42nd Street, Suite 4600

New York, NY 10165

Telephone: (212) 697-6484

Email: peretz@bgandg.com

Additional Counsel for Plaintiffs

Jenny Pelaez

633 West Fifth Street, Suite 1600

Los Angeles, CA 90071

Telephone: (213) 443-4355

Email: jpelaez@kslaw.com

Mark A. Kirsch

Camilla Akbari

1290 Avenue of the Americas, 14th Floor

New York, NY 90071

Telephone: (212) 556-2100

Email: mkirsch@kslaw.com

cakbari@kslaw.com

Counsel for Defendants John Xu,

Alexandria Marie Lopez, Tao

Han, Bin Wang, Mark Willis, and

Xiaoxia Zhang, and Nominal

Defendant Maison Solutions Inc.

Robert C. Moest, Of Counsel, SBN 62166

THE BROWN LAW FIRM, P.C.

2530 Wilshire Boulevard, Second Floor

Santa Monica, CA 90403

Telephone: (310) 915-6628

Facsimile: (310) 915-9897

Email: RMoest@aol.com

Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE MAISON SOLUTIONS INC. DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	Case No. 2:24-cv-02897-SPG-KS The Hon. Sherilyn Peace Garnett

EXHIBIT A

CORPORATE GOVERNANCE REFORMS

Within thirty (30) days of issuance of a final order approving the settlement of the above-captioned consolidated stockholder derivative action (the “Action”) by the United States District Court for the Central District of California, the Board1 of Maison shall adopt resolutions and amend Board committee charters and/or Maison’s Bylaws2 to ensure the adoption, implementation, and maintenance of the following Reforms, which shall remain in effect for no less than five (5) years.

Maison acknowledges and agrees that the filing, pendency, and settlement of the Action was the cause of the Company’s decision to adopt, implement, and maintain the Reforms. Maison also acknowledges and agrees that the Reforms confer substantial benefits to Maison and Maison’s stockholders.

1. BOARD COMPOSITION AND PRACTICES

The Board shall adopt the following Reforms as they relate to its composition and practices:

(a)	Limitations on Other Boards. The Board shall amend the Corporate Governance Guidelines to require that current independent directors sit on no more than two (2) additional public boards and that the current Chair of the Board, in addition to the current Chief Executive Officer (“CEO”), sit on no more than one (1) other such board.

(b)	Director Term Limits. The Board shall adopt a policy so that no person shall serve on Maison’s Board for more than ten (10) years.

2. IMPROVEMENTS TO MAISON’S MARKETING MONITORING POLICIES

Maison shall adopt policies expressly prohibiting all engagements in market manipulation, incorporate these policies in all future director, officer and employee training programs, and develop and implement vendor contract review, expense documentation, and audit policies and processes to ensure compliance, consistent with the Reforms set forth herein.

3. ADOPTION OF IMMIGRATION GUIDELINES

Prior to participating in any EB-5 visa program or any other immigration program, Maison shall draft and adopt formal immigration guidelines, which shall be approved by the Board.

4. IMPROVEMENTS TO THE CHIEF OPERATING OFFICER POSITION

The responsibilities of the Company’s Chief Operating Officer (“COO”), shall include fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, maintaining, and monitoring a system for accurate public and internal disclosures and reporting, and investigating potential compliance and ethics concerns. The COO shall provide a written report to the Audit Committee at least quarterly and shall report in writing promptly to the Audit Committee any allegations of compliance and ethics concerns or financial fraud or reporting violations.

The COO shall be primarily responsible for managing Maison’s compliance program and for assisting the Board in fulfilling its oversight duties with regard to Maison’s compliance with applicable laws, regulations, and the dissemination of true and accurate information. In this regard, the COO shall report directly to the Audit Committee and work with other Board committees as appropriate to facilitate the Board’s oversight responsibilities.

1	Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.
2	“Bylaws” means the Amended and Restated Bylaws of Maison Solutions Inc.

The responsibilities and duties of Maison’s COO shall include the following:

(a)	Working with the Audit Committee to evaluate and define the goals of the Company’s compliance program in light of trends and changes in laws that may affect Maison’s compliance with laws relating to disclosure of the Company’s risk exposure;

(b)	Implementing procedures for monitoring and evaluating the program’s performance, and communicating with and informing the Audit Committee regarding progress toward meeting program goals;

(c)	Working with Maison’s executive officers, and the Board, in which capacity the COO shall: (i) be primarily responsible for assessing organizational risk for misconduct and noncompliance with applicable laws and regulations; (ii) report material risks relating to compliance or disclosure issues to the Audit Committee within three (3) days of identification of these risks; and (iii) make written recommendations for further evaluation and/or remedial action within deadlines established by the Audit Committee;

(d)	Participating in the review of Maison’s draft quarterly and annual reports filed with the SEC on Forms 10-Q and 10-K, and related materials prior to their publication to ensure (i) the accuracy, completeness and timeliness of disclosures relating to risk exposure from the Company’s reporting of business prospects and material risks; (ii) the identification and disclosure of any material risks to Maison’s compliance with applicable laws and regulations; and (iii) accurate reporting of any material issues that may merit disclosure to the Audit Committee;

(e)	Participating in the review and approval of Maison’s press releases and related materials prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to any material risks to Maison’s compliance with applicable laws and regulations, and reporting any material issues that may merit disclosure to the Audit Committee;

(f)	Working with the Audit Committee to evaluate the adequacy of Maison’s internal controls over compliance and developing proposals for improving these controls for submission to the Audit Committee. This includes meeting with the Audit Committee at least once every quarter to discuss ongoing and potential litigation and compliance issues; and

(g)	Overseeing employee training in risk assessment and compliance.

5. INTERNAL CONTROLS AND COMPLIANCE FUNCTIONS

The Board shall conduct an annual analysis for each of the next five (5) years regarding appropriate steps Maison could take to test and strengthen its internal audit and control function, including, but not limited to, and with respect to the accuracy of public disclosures and compliance with laws and regulations, including SEC regulations, by taking the following actions:

(a)	Identifying necessary resources needed to effectively manage internal knowledge of risk exposure, existing laws and regulations, and disclosure obligations;

(b)	Assessing risks of noncompliance with laws and regulations, internal controls, and disclosure obligations, and incorporating such risk assessments into internal audit procedures; and

(c)	Implementing technology as necessary to improve auditing techniques, data mining, and predictive modeling with respect to compliance issues and risk exposure.

6. IMPROVEMENTS TO THE AUDIT COMMITTEE

Maison shall adopt a resolution to amend the Audit Committee Charter. The amended Audit Committee Charter shall be posted on the Company’s website. The Audit Committee Charter shall be amended as follows:

(a)	The Audit Committee shall be primarily responsible for the risk management policies of the Company’s operations and oversight of the Company’s risk management framework. Nothing herein shall abrogate the risk assessment and oversight responsibilities of the full Board;

(b)	The Audit Committee shall meet at least four (4) times annually and in separate executive sessions with the Company’s management and independent auditor in carrying out its duties. The Audit Committee shall meet quarterly in separate sessions with the Company’s outside counsel as needed to review any legal matters pertinent to carrying out its duties;

(c)	The Audit Committee shall review the Code of Conduct at least annually;

(d)	The Audit Committee shall solicit the input of department representatives as necessary to review the accuracy of public disclosures related to issues within their expertise, including, without limitation: (i) operations, enterprise risks, and compliance matters that may have a material impact on the Company’s operational performance, financial health, balance of risk, stability, or liquidity; or (ii) any other matter required to be disclosed under state and federal securities laws and regulations;

(e)	The Audit Committee shall annually receive a report listing all trades in Maison securities completed by Section 16 officers;

(f)	The Audit Committee shall compile a list of potential independent auditors and shall conduct the necessary preemptive due diligence to ensure that the Company is not without a registered auditor for more than (30) days upon the resignation or termination of its current registered independent auditor. Copies of the compiled list and any reports drafted during the due diligence process by the Audit Committee shall be provided to the full Board;

(g)	The Audit Committee shall receive detailed reports at least monthly from management or other appropriate personnel regarding platforms used to collect, aggregate, and analyze data concerning Company operations, which shall be used to confirm the accuracy of proposed public disclosures;

(h)	The Audit Committee shall be responsible for monitoring Maison’s compliance with all public reporting requirements as well as all internal risk assessment and internal reporting conducted by Maison employees. The Audit Committee shall be responsible for identifying material risks relating to Maison’s compliance with all applicable laws and regulations and public disclosures about Maison’s business affairs, financial reporting, and risk exposure. The Audit Committee shall have free and open access to Company employees for the purpose of identifying material risks relating to Maison’s compliance procedures. The Audit Committee shall promptly prepare a written report to the full Board whenever any material risks relating to Maison’s compliance are identified. This report shall include specific recommendations regarding proposals for mitigating these risks, as well as relevant considerations relating to Maison’s public disclosures of these risks;

(i)	The Audit Committee shall be responsible for reviewing the Company’s periodic public reports to ensure proper disclosure of risks and risk factors, including those arising from material alterations in the Company’s business model. In the event that such review reveals a materially false statement or omission of material fact in the periodic public report, the Audit Committee will promptly report the deficiency to the full Board;

(j)	The Audit Committee shall be responsible for reviewing, public reports by third parties concerning the Company. In the event that such review reveals a false statement or omission of material fact in a Company statement, the Audit Committee will promptly report the deficiency to the full Board;

(k)	The Audit Committee shall promptly report compliance issues that may have significant financial implications and report compliance issues that are sufficiently material to trigger a disclosure obligation (including risks relating to compliance issues) to the full Board;

(l)	The Audit Committee shall be responsible for monitoring compliance with Maison’s Code of Business Conduct and Ethics (the “Code of Conduct”). In the event that a violation of the Code of Conduct is sufficiently material to trigger a disclosure obligation, the Audit Committee will promptly report the violation to the full Board;

(m)	Within three (3) months of the Court’s final approval of the settlement, the Audit Committee shall review Maison’s internal controls over compliance and implement changes as necessary. This review shall include an evaluation of the effectiveness of Maison’s newly implemented controls and procedures;

(n)	The Audit Committee shall conduct an annual review of the effectiveness of Maison’s internal controls over Maison’s aforesaid compliance and shall implement changes to Maison’s policies and internal controls as necessary;

(o)	The Audit Committee shall establish procedures and review timelines relating to the preparation and filing of the Company’s quarterly earnings, press releases, and periodic SEC reports, including disclosure policies and lines of communication to ensure that relevant Company personnel timely report to the Audit Committee information potentially requiring disclosure, in coordination with other groups within the Company, as appropriate;

(p)	The Audit Committee shall review the Company’s Exchange Act filings (including Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements), registration statements, correspondence to stockholders, and presentations to analysts and investors, and other information material to the Company’s stockholders. In conducting such review, the Audit Committee shall coordinate with other Company senior officers, independent accountants, internal auditors, and outside legal counsel, as necessary;

(q)	The chair of the Audit Committee, or the chair’s designee, shall report at least quarterly to the full Board; and

(r)	At least annually, the Audit Committee shall review and assess the Company’s non-financial metrics disclosed in its Exchange Act filings.

7. IMPROVEMENTS TO THE NOMINATING & CORPORATE GOVERNANCE COMMITTEE

Maison shall adopt a resolution to amend the Nominating & Corporate Governance Committee Charter. The amended Nominating & Corporate Governance Committee Charter shall be posted to the Company’s website and shall require the following:

(a)	The Nominating & Corporate Governance Committee Charter shall reflect and account for the Audit Committee and its responsibilities as described herein, and the Company’s organizational changes discussed herein. In the event there is overlap of responsibilities between committees, the committees shall coordinate to avoid unnecessary duplication of efforts and shall apportion responsibilities according to each committee’s stated purpose;

(b)	The Nominating & Corporate Governance Committee shall meet with each prospective new Board member prior to his or her nomination to the Board and then recommend whether such individual shall be nominated for membership to the Board. Any prospective new Board nominee, whether recommended by a shareholder or found by the Nominating & Corporate Governance Committee in the absence of a qualified shareholder nominee, shall be considered by the Nominating & Corporate Governance Committee. Such review shall require, inter alia, a formal background check of each candidate;

(c)	Final approval of a director candidate shall be determined by the full Board. The decision on whether to recommend such person to the Board shall be disclosed to stockholders after a full review by the Board. Potential disqualifying conflicts of interest to be considered shall include familial relationships with Company officers or directors, interlocking directorships, and/or substantial business, civic, and/or social relationships with other members of the Board that could impair the prospective Board member’s ability to act independently from the other Board members; and

(d)	The Nominating & Corporate Governance Committee shall work with the Audit Committee in fulfilling its duties related to the Company’s Corporate Governance Guidelines and compliance therewith. The Nominating & Corporate Governance Committee shall be responsible for ensuring that an up-to-date version of the Corporate Governance Guidelines is available on the Company’s website.

8. IMPROVEMENTS TO THE COMPENSATION COMMITTEE

Maison shall adopt a resolution to amend the Compensation Committee Charter. The amended Compensation Committee Charter shall be posted on the Company’s website. The amended Compensation Committee Charter shall require the following:

(a)	The Compensation Committee Charter shall reflect and account for the Audit Committee and the other organizational changes discussed herein. In the event there is overlap of responsibilities between committees, the committees shall coordinate to avoid the unnecessary duplication of efforts and shall apportion responsibilities according to each committee’s stated purpose;

(b)	In determining, setting, or approving annual short-term compensation arrangements, the Compensation Committee shall consider the particular executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements;

(c)	In determining, setting, or approving annual short-term compensation arrangements for the CEO and Chief Financial Officer (“CFO”), the Compensation Committee shall consider the CEO and CFO’s respective contributions to Maison’s culture of ethics and compliance and their effectiveness and dedication to ensuring Maison’s compliance with applicable laws, rules, and regulations; and

(d)	In determining, setting, or approving termination benefits and/or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular executive officer’s departure and the executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements.

9. DIRECTOR INDEPENDENCE

Maison’s Corporate Governance Guidelines shall be amended, as necessary, to provide that at least two-thirds of the Board shall consist of directors who meet the criteria for director independence set forth in the NASDAQ Listing Rule 5605(a)(2), and any other statutory director independence requirements, as well as the following qualifications:

(a)	Has no personal services contract(s) with Maison or any member of the Company’s senior management;

(b)	Is not employed by a public company at which an executive officer of Maison serves as a director, regardless of whether that executive officer serves on the compensation committee of that public company or not;

(c)	Is not affiliated with a non-profit entity that receives significant contributions from Maison;

(d)	Has not had any of the relationships described in subsections (a)-(c) above with any affiliate of Maison; and

(e)	Is not a member of the immediate family of any person described in subsections (a)-(d) above.

Employment as an interim Chair or CEO or other executive officer at the Company shall disqualify a director from being considered independent within three (3) years following that employment.

If the Company fails to comply with the independence requirements set forth herein due to one or more vacancies of the Board, Maison shall within sixty (60) days regain compliance with these requirements.

10. EMPLOYEE TRAINING IN RISK ASSESSMENT AND COMPLIANCE

Maison shall ensure that it provides an annual employee training program that adheres to the following conditions:

(a)	Maison’s COO shall be charged with primary responsibility for education pursuant to this provision;

(b)	Training shall be mandatory for all directors, officers, employees, independent contractors, and agents of Maison. Training shall be annual for all such persons, and in the event a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual within fourteen (14) business days of his or her appointment or hiring;

(c)	Training shall include coverage of risk assessment and compliance, Maison’s Code of Conduct, Whistleblower Policy, Related-Person Transactions Policy, and any and all other manuals or policies established by Maison concerning legal or ethical standards of conduct to be observed in connection with work performed for Maison (“Maison’s Policies”);

(d)	Training for employees involved in (i) preparing the Company’s financial statements; (ii) communications with the Company’s independent auditor; (iii) data collection, aggregation, analysis, and reporting; and (iv) disseminating or producing the Company’s public statements shall include, but not be limited to, issuing appropriate guidance, coverage of pertinent Generally Accepted Accounting Principles (“GAAP”) and the laws and regulations regarding public disclosures; and

(e)	Training shall be in person when practicable. In the limited circumstances where training in person is not practicable, training shall be interactive and Internet-based. Upon completion of training, the person receiving the training shall provide a written certification as to their receipt and understanding of the obligations under Maison’s Policies. Each written certification shall be maintained by Maison’s COO for a period of ten (10) years from the date it was executed.

11. IMPROVEMENTS TO THE RELATED-PERSON TRANSACTIONS POLICY

Maison shall amend its Related-Person Transactions Policy and promptly post the amended Policy on its website. The amended Related-Person Transactions Policy shall provide:

(a)	All Board members and executive officers shall submit to the Board an up-to-date list of companies in which they are a director, an officer, and/or of which they own a controlling interest, and shall promptly update the list when any changes occur; and

(b)	A majority of the Board’s independent directors must approve or ratify any related-person transaction, and Maison must make timely disclosures in its SEC filings on an annual basis of all such transactions that are determined to be material. In addition to the factors already considered, the Board’s independent directors shall consider the business purpose for any proposed related-person transaction and whether the proposed transaction impairs the independence of any outside director or presents an improper conflict of interest for any Maison officer or director whether or not they are involved in the transaction. The Board will only approve or ratify transactions, after review, that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders. In addition, any director who may be interested in a related-person transaction must recuse himself from any consideration of such related-person transaction.

12. CREATION OF A STANDALONE WHISTLEBLOWER POLICY

The Board shall adopt a specific written policy protecting whistleblowers (the “Whistleblower Policy”) that consists of the following and shall include such policy on the Company’s website.

(a)	The Company’s Whistleblower Policy—with the endorsement of the Board and the most senior management of the Company—must adequately notify employees, independent contractors, and vendors of Maison of the following:

i.	Executives are subject to criminal penalties, including imprisonment, for retaliation against whistleblowers;

ii.	Whistleblower complaints may be directed to the Audit Committee, in addition to the Company’s hotline, and the complaints will be handled by these parties anonymously and in confidence;

iii.	If a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Policy just as if he or she directed the complaint to the Audit Committee or the Company’s hotline;

iv.	If an employee is subject to an adverse employment decision as a result of whistleblowing, the employee may file a complaint with the U.S. Department of Labor within ninety (90) days of the alleged violation (a failure to report such claims within the ninety (90)-day window does not foreclose any other available legal remedy);

v.	In the performance review process, employees may be rewarded for top performance and satisfying the stated values, business standards, and ethical standards of the Company; and

vi.	It is both illegal and against Maison’s policy to discharge, demote, suspend, threaten, intimidate, harass or in any manner discriminate against whistleblowers;

(b)	A log of complaints, as well as the results of all investigations of complaints, shall be memorialized in writing by the Company and maintained for a period of not less than ten (10) years. The Company shall require its external auditor to review the log and any investigation results in connection with each annual audit;

(c)	At each regularly-scheduled Board meeting, the Board shall be provided with a summary of the types of complaints received, as well as any material information resulting from any internal investigation into such complaints;

(d)	The Company shall post information regarding its hotline on its website and make clear that it is available to assist on matters pertaining to corruption, fraud or similar unlawful activities at Maison; and

(e)	The Company shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least twice a year and via the Company’s intranet.

13. DIRECTOR EDUCATION

In addition to the orientation process in which new directors participate, each member of the current Board shall annually attend twelve (12) hours of continuing education programs designed for directors of publicly traded companies. Such training shall include coverage of rules and regulations regarding public disclosures, GAAP, the Sarbanes Oxley Act of 2002, standards governing internal controls over financial reporting, corporate governance, assessment of risk, compliance, auditing, reporting requirements for publicly traded corporations. For the first two (2) years, at least one hour of continuing education programs for current Board members should be focused on compliance with immigration laws.

Maison shall adopt a resolution to amend the Corporate Governance Guidelines. The amended Corporate Governance Guidelines shall be posted on the Company’s website and include changes to Director Orientation and Continuing Education for directors and other matters impacting the Corporate Governance Guidelines as set forth herein.

14. MANDATORY ATTENDANCE OF DIRECTORS AT ANNUAL SHAREHOLDER MEETINGS

The Company shall institute a policy that, absent extraordinary circumstances, each member of the Board shall attend each annual shareholder meeting in person, and, during the annual shareholder meeting, stockholders shall have the right to ask questions, both orally and in writing, and receive answers and discussion where appropriate from the CEO and members of the Board. Such discussion shall take place regardless of whether those questions have been submitted in advance.

CREDIT FOR PRIOR ACTIONS TAKEN BY MAISON

Maison acknowledges that the filing and pendency of the Action was a substantial factor in the Company’s decision to adopt the following change, and that such change confers substantial benefits to Maison and Maison’s stockholders.

●	The resignation of Defendant Han as the Company’s COO on February 21, 2025.

Robert C. Moest, Of Counsel, SBN 62166

THE BROWN LAW FIRM, P.C.

2530 Wilshire Boulevard, Second Floor

Santa Monica, CA 90403

Telephone: (310) 915-6628

Facsimile: (310) 915-9897

Email: RMoest@aol.com

Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE MAISON SOLUTIONS INC. DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	Case No. 2:24-cv-02897-SPG-KS The Hon. Sherilyn Peace Garnett

EXHIBIT B

[PROPOSED] PRELIMINARY APPROVAL ORDER

Plaintiffs Shah Azad and Arnab Baral (the “Plaintiffs”) in the above-captioned consolidated stockholder derivative action (the “Action”) pending in the United States District Court for the Central District of California (the “Court”) have made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement (the “Settlement”) of stockholder derivative claims brought on behalf of Maison Solutions Inc. (“Maison” or the “Company”), in accordance with the Stipulation and Agreement of Settlement dated February 27, 2026 (the “Stipulation”) which, together with the exhibits annexed thereto, sets forth the terms and conditions of the proposed Settlement; (ii) approving the form and manner of the notice of the Settlement to Current Maison Stockholders; and (iii) setting a date for the Settlement Hearing.1

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to, a proposed Settlement and dismissal with prejudice of the above-captioned derivative action, titled In re Maison Solutions Inc. Derivative Litigation, Case No. 2:24-cv-02897-SPG-KS;

WHEREAS, the Court having: (i) read and considered Plaintiffs’ Unopposed Motion for Preliminary Approval of Stockholder Derivative Settlement together with the accompanying Memorandum of Points and Authorities; and (ii) read and considered the Stipulation, as well as all the exhibits attached thereto;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Maison and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that Maison stockholders should be apprised of the Settlement through the proposed form and means of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing.

1	Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.

2. This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate, and in the best interest of Maison and its stockholders.

3. A hearing shall be held on _______________, 2026 at ____ _.m., before the Honorable Sherilyn Peace Garnett, at the United States District Court for the Central District of California, First Street Courthouse, 350 W. 1st Street, Los Angeles, California 90012 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate, and in the best interests of Maison and its stockholders; (ii) whether the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount and Service Awards should be approved; (v) whether the Order and Final Judgment attached to the Stipulation as Exhibit E should be entered; and (vi) such other matters as the Court may deem appropriate.

4. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process, and approves, as to form and content, the Notice and Summary Notice attached to the Stipulation as Exhibits C and D, respectively.

5. Within ten (10) business days after the entry of the Preliminary Approval Order, Maison shall: (i) post the copy of the Notice and the Stipulation (and exhibits thereto) on the Investor Relations page of Maison’s website and maintain the documents there through the date of the Settlement Hearing; (ii) issue a press release with the Summary Notice on GlobeNewswire with a link to the Company’s Investor Relations webpage where the Notice and Stipulation (and exhibits thereto) will be available; and (iii) file with the SEC the Notice and Stipulation (and exhibits thereto) as exhibits to a Form 8-K. The Notice and Summary Notice shall contain a link to the Company’s Investor Relations webpage where the Notice and Stipulation (and exhibits thereto) will be available.

6. All costs incurred in the posting, issuance, and filing of the notice of the Settlement shall be paid by Maison, and Maison shall undertake all administrative responsibility for the posting, issuance, and filing of the notice of the Settlement, except that Defendants’ obligations to assume the costs of notice of the settlement shall not exceed $15,000.00.

7. At least thirty (30) days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to the posting, issuance, and filing of the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.

8. All Current Maison Stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Action concerning the Settlement, whether favorable or unfavorable to Current Maison Stockholders.

9. Pending final determination of whether the Settlement should be approved, Plaintiffs and Maison stockholders shall not commence, institute, or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

10. Any stockholder of Maison common stock may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount or Service Awards should not be awarded. However, no Maison stockholder shall be heard or entitled to contest the approval of the Settlement, or, if approved, the Judgment to be entered thereon, unless that Maison stockholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the case name and number (In re Maison Solutions Inc. Derivative Litigation, Case No. 2:24-cv-02897-SPG-KS (C.D. Cal.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Maison common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.

11. At least twenty-one (21) days prior to the Settlement Hearing, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, United States District Court for the Central District of California, 350 W. 1st Street, Los Angeles, California 90012 and serve such materials by that date, on each of the following Parties’ counsel:

Counsel for Plaintiffs:	Counsel for Defendants:

THE BROWN LAW FIRM, P.C.	KING & SPALDING LLP
Timothy Brown	Mark A. Kirsch
767 Third Avenue, Suite 2501	1290 Avenue of the Americas, 14th Floor
New York, NY 10017	New York, NY 10104

12. Only stockholders who have filed with the Court and sent to the Parties’ counsel valid and timely written notices of objection and notices of appearance will be entitled to be heard at the hearing unless the Court orders otherwise.

13. Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and Service Awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.

14. Plaintiffs shall file their motion for final approval of the Settlement at least twenty-eight (28) days prior to the Settlement Hearing. If there is any objection to the Settlement, Plaintiffs shall file a response to the objection(s) at least seven (7) days prior to the Settlement Hearing.

15. All proceedings in the Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation and this Preliminary Approval Order.

16. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Maison stockholders.

17. Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

18. The Court may, in its discretion, decide to hold the Settlement Hearing telephonically or by videoconference and/or to change the date and/or time of the Settlement Hearing without further notice to Current Maison Stockholders. Any Current Maison Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar or the Investor Relations page of Maison’s website, www.______, for any change in the format, date, or time of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current Maison Stockholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

IT IS SO ORDERED.

DATED:
HON. SHERILYN PEACE GARNETT UNITED STATES DISTRICT JUDGE

Robert C. Moest, Of Counsel, SBN 62166

THE BROWN LAW FIRM, P.C.

2530 Wilshire Boulevard, Second Floor

Santa Monica, CA 90403

Telephone: (310) 915-6628

Facsimile: (310) 915-9897

Email: RMoest@aol.com

Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE MAISON SOLUTIONS INC. DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	Case No. 2:24-cv-02897-SPG-KS The Hon. Sherilyn Peace Garnett

EXHIBIT C

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

STOCKHOLDER DERIVATIVE ACTION

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF MAISON SOLUTIONS INC. (“MAISON” OR THE “COMPANY”) COMMON STOCK AS OF FEBRUARY 27, 2026.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTION, CURRENT MAISON STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated February 27, 2026 (the “Stipulation”). The purpose of this Notice is to inform you of:

● the existence of the above-captioned consolidated stockholder derivative action pending in the United States District Court for the Central District of California (the “Court”) captioned In re Maison Solutions Inc. Derivative Litigation, Case No. 2:24-cv-02897-SPG-KS (the “Action”),

● the proposed settlement between Plaintiffs and Defendants (together, “Parties”) reached in the Action (the “Settlement”),

● the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Action with prejudice,

● Plaintiffs’ Counsel’s application to the Court for the Fee and Expense Amount to be paid by Maison’s insurer(s), and

● Plaintiffs’ Counsel’s application to the Court for the Service Awards in the amount of $3,000 to each of the two Plaintiffs.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Action and of your rights in connection with the proposed Settlement.

Summary

On February 27, 2026, Defendants entered into the Stipulation to resolve the Action, which Stipulation was filed in the Court. The Action was prosecuted derivatively on behalf of Nominal Defendant Maison against certain current and former directors and officers of the Company. The Stipulation, and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, relinquish, waive, and settle the Released Claims and to result in the complete dismissal of the Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt and maintain certain corporate governance reforms and procedures (the “Reforms”), as outlined in Exhibit A to the Stipulation.

In recognition of the substantial benefits conferred upon Maison as a direct result of the Reforms achieved through the prosecution and Settlement of the Action, and subject to Court approval, the Parties agreed, after accepting a proposal by a nationally reputed mediator, Jed Melnick of JAMS ADR, on February 24, 2026 that Maison’s insurer(s) shall pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of four hundred thousand dollars ($400,000.00) (the “Fee and Expense Amount”). Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to the two Plaintiffs in an amount of up to three thousand dollars ($3,000.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation and its exhibits. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Investor Relations page of the Company’s website, www.________, contact Plaintiffs’ Counsel as set forth below, or inspect the full Stipulation and its exhibits filed with the Clerk of the Court.

What is the Lawsuit About?

The Action is brought derivatively on behalf of nominal defendant Maison and alleges that, inter alia, between October 5, 2023 and December 15, 2023, at least, the Individual Defendants participated in and/or caused Maison to participate in an ongoing immigration fraud scheme and made and/or caused Maison to make false and misleading statements in Maison’s initial public offering (“IPO”)-related U.S. Securities and Exchange Commission (“SEC”) filings regarding this misconduct, related-party transactions, and pending lawsuits involving the Company. The Action alleges that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is there a Settlement of the Action?

The Court has not decided in favor of Defendants or Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Parties agree, and the Company determined, that the Reforms that the Company will adopt, implement, and maintain as part of the Settlement provide substantial benefits to Maison and its stockholders.

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Action. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. Nonetheless, Defendants have concluded that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

The Settlement Hearing, and Your Right to Object to the Settlement

On ____, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be provided to current Maison stockholders who owned Maison stock as of February 27, 2026 (“Current Maison Stockholders”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on ________ __, 2026 at __:__ _.m. before the Honorable Sherilyn Peace Garnett at the United States District Court for the Central District of California, First Street U.S. Courthouse, 350 W. 1st Street, Los Angeles, California 90012 to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a final judgment should be entered dismissing all claims in the Action with prejudice, and releasing the Released Claims against the Released Persons (as defined in the Stipulation); (iv) determine whether the Court should approve the agreed-to Fee and Expense Amount (as defined in the Stipulation); (v) determine whether the Court should approve the Service Awards (as defined in the Stipulation) to the two Plaintiffs, which shall be funded from the Fee and Expense Amount to the extent approved by the Court; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Action will be dismissed with prejudice.

The Court may, in its discretion, decide to hold the Settlement Hearing telephonically or by videoconference and/or to change the date and/or time of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the Investor Relations page of the Company’s website, www.________, for any change in the format, date, or time of the Settlement Hearing.

Any Current Maison Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (In re Maison Solutions Inc. Derivative Litigation, Case No. 2:24-cv-02897-SPG-KS (C.D. Cal.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Maison common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve an objection in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN ________ __, 2026. The Clerk’s address is:

Clerk of the Court

United States District Court for the Central District of California

First Street Courthouse

350 W. 1st Street

Los Angeles, California 90012

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN ________ __, 2026. Counsel’s addresses are:

Counsel for Plaintiffs:

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501

New York, NY 10017

Counsel for Defendants:

KING & SPALDING LLP

Mark A. Kirsch

1290 Avenue of the Americas, 14th Floor

New York, NY 10104

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Settlement Hearing. Any Maison stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Maison Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Action, and from pursuing any of the Released Claims.

CURRENT MAISON STOCKHOLDERS AS OF FEBRUARY 27, 2026 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Maison Stockholders, derivatively on behalf of Maison, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any derivative action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Action, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Action, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the investor relations page of the Company’s website, www.________.

* * *

You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net. Please Do Not Call the Court or Defendants with Questions About the Settlement.

Robert C. Moest, Of Counsel, SBN 62166

THE BROWN LAW FIRM, P.C.

2530 Wilshire Boulevard, Second Floor

Santa Monica, CA 90403

Telephone: (310) 915-6628

Facsimile: (310) 915-9897

Email: RMoest@aol.com

Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE MAISON SOLUTIONS INC. DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	Case No. 2:24-cv-02897-SPG-KS The Hon. Sherilyn Peace Garnett

EXHIBIT D

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

STOCKHOLDER DERIVATIVE ACTION

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF MAISON SOLUTIONS INC. (“MAISON” OR THE “COMPANY”) COMMON STOCK AS OF FEBRUARY 27, 2026.

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

YOU ARE HEREBY NOTIFIED that the above-captioned consolidated stockholder derivative action (the “Action”), is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated February 27, 2026 (the “Stipulation”).

The Action is brought derivatively on behalf of nominal defendant Maison and alleges that, inter alia, between October 5, 2023 and December 15, 2023, at least, the Individual Defendants participated in and/or caused Maison to participate in an ongoing immigration fraud scheme and made and/or caused Maison to make false and misleading statements in Maison’s initial public offering (“IPO”)-related U.S. Securities and Exchange Commission (“SEC”) filings regarding this misconduct, related-party transactions, and pending lawsuits involving the Company. The Action alleges that, as a result of the foregoing, the Company experienced reputational and financial harm. Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Action.

Pursuant to the terms of the Settlement, Maison agrees to adopt, implement, and maintain certain corporate governance reforms that are outlined in Exhibit A to the Stipulation (the “Reforms”). The Reforms shall be maintained for five (5) years. Maison acknowledges and agrees that the filing, pendency, and settlement of the Action was the cause of the Company’s decision to adopt, implement, and maintain the Reforms. Maison also acknowledges and agrees that the Reforms confer substantial benefits to Maison and Maison’s stockholders.

In light of the substantial benefits conferred upon the Company and its stockholders, Maison’s insurer(s) agreed to pay Plaintiffs’ Counsel four hundred thousand dollars ($400,000.00) for their attorneys’ fees and expenses (the “Fee and Expense Amount”). Defendants also agreed to not object to the request for the Court to approve Service Awards of up to three thousand dollars ($3,000.00) for each of the two Plaintiffs, to be paid from the Fee and Expense Amount.

On ________ __, 2026 at __:__ _.m., a hearing (the “Settlement Hearing”) will be held before the Honorable Sherilyn Peace Garnett at the United States District Court for the Central District of California, First Street Courthouse, 350 W. 1st Street, Los Angeles, California 90012, to, among other things: (i) determine whether the Settlement should be approved as fair, reasonable, and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with the procedures outlined in Exhibit C to the Stipulation (iii) determine whether a final judgment should be entered dismissing the Action with prejudice, and releasing the Released Claims against the Released Persons (as defined in the Stipulation); (iv) determine whether the Court should approve the agreed-to Fee and Expense Amount and Service Awards for Plaintiffs; and (v) consider such other matters as may be necessary or proper under the circumstances. Because this is not a class action, except as otherwise provided for in the Stipulation with respect to the Plaintiffs, no Current Maison Stockholder has the right to receive any individual compensation as a result of the Settlement.

This Summary Notice provides a condensed overview of certain provisions of the Stipulation and the full Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (the “Notice”). It is not a complete statement of the events of the Action or the terms set forth in the Stipulation. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation. For additional information about the claims asserted in the Action, and the terms of the proposed Settlement, you may inspect the Stipulation and its exhibits and other papers at the Clerk’s office in the Court at any time during regular business hours. In addition, copies of the Stipulation and its exhibits and the Notice are available on the Investor Relations page of the Company’s website, www.________.

The Court may, in its discretion, decide to hold the Settlement Hearing telephonically or by videoconference and/or to change the date and/or time of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the Investor Relations page of the Company’s website, www.________ for any change in the format, date, or time of the Settlement Hearing.

Inquiries about the Action or the Settlement may be made to: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net.

You may enter an appearance before the Court, at your own expense, individually or through counsel of your choice. If you want to object at the Settlement Hearing, you must be a Current Maison Stockholder and you must first comply with the procedures for objecting that are set forth in the Notice. Any objection to any aspect of the Settlement must be filed with the Clerk of the Court and sent to Plaintiffs’ Counsel and Defendants’ Counsel no later than _______ _, 2026 (21 days before the Settlement Hearing), in accordance with the procedures set forth in the Stipulation and the Notice. Any Current Maison Stockholder who fails to object in accordance with such procedures will be bound by the Order and Final Judgment of the Court granting final approval to the Settlement and the releases of claims therein, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

CURRENT MAISON STOCKHOLDERS AS OF FEBRUARY 27, 2026 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

PLEASE DO NOT CALL THE COURT OR DEFENDANTS WITH QUESTIONS ABOUT THE SETTLEMENT.

Robert C. Moest, Of Counsel, SBN 62166

THE BROWN LAW FIRM, P.C.

2530 Wilshire Boulevard, Second Floor

Santa Monica, CA 90403

Telephone: (310) 915-6628

Facsimile: (310) 915-9897

Email: RMoest@aol.com

Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE MAISON SOLUTIONS INC. DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	Case No. 2:24-cv-02897-SPG-KS

EXHIBIT E

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on ____________, 2026, to consider approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated February 27, 2026 (the “Stipulation”) and all exhibits thereto. The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Order and Final Judgment (the “Judgment”).

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Judgment incorporates herein and makes a part hereof, the Stipulation, including the exhibits thereto. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Parties.

3. The Court finds that the notice of the Settlement was published and disseminated in accordance with this Court’s Preliminary Approval Order dated ____________, 2026. This Court further finds that the form and content of the Notice and Summary Notice, as previously preliminarily approved by the Court, and the means of dissemination of the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4. The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Parties, and further finds that the Settlement is in the best interests of Maison and its stockholders. This Court further finds the Settlement set forth in the Stipulation is the result of arm’s-length negotiations between experienced counsel representing the interests of Maison, current Maison shareholders, and the Individual Defendants. The Court has considered any submitted objections to the Settlement and hereby overrules them.

5. The Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Parties are to bear their own costs, except as otherwise provided below.

6. Upon the Effective Date, the Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, compromised, settled, resolved, waived, relinquished, and discharged the Released Claims against the Released Persons. Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Persons with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or this Judgment.

7. Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, compromised, settled, resolved, waived, relinquished and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or this Judgment and any claims any party may have against its insurer(s), if any, with respect to any payment obligations under the Settlement.

8. During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes.

9. The Court hereby approves the sum of four hundred thousand dollars ($400,000.00) for the payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the Action (the “Fee and Expense Amount”) and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs’ Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

10. The Court hereby approves the service awards of three thousand dollars ($3,000.00) for each of the two Plaintiffs to be paid from the Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Action.

11. Nothing in this Stipulation, or any other settlement-related documents or communications, constitutes an admission that any claim that was brought or could have been brought in the Action has or lacks any merit whatsoever, or that Defendants have committed or engaged in any violation of law or wrongdoing whatsoever.

12. Neither the Stipulation, nor any of its terms or provisions, nor entry of this Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

13. Defendants may file the Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

14. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

15. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

16. This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:
HON. SHERILYN PEACE GARNETT UNITED STATES DISTRICT JUDGE